CONSENT OF INDEPENDENT ACCOUNTANTS

                                   ----------



We consent to the incorporation by reference in Post-Effective Amendment No. 32 to the Registration Statement of Fremont Mutual Funds, Inc. on Form N-1A (File No. 33-23453 ) of our report dated December 9, 1997 on our audit of the financial statements of Fremont Mutual Funds, Inc., which report is included in the annual report to shareholders for the year ended October 31, 1997, which is incorporated by reference in the Registration Statement.


                                          COOPERS & LYBRAND L.L.P.


San Francisco, California
April 14, 1998